UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2006

TENFOLD CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-25661	83-0302610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

698 West 10000 South, Suite 200,

South Jordan, Utah 84095

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 495-1010

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2006, TenFold Corporation (the “Company”) completed a private placement and received gross proceeds of approximately $1.3 million from the sale to six private investors (the “Purchasers”) of (i) 312,009 shares of Convertible Preferred Class A Stock, $.001 par value per share, and (ii) warrants to purchase 2,112,904 shares of the Company’s common stock, $.001 par value per share. The sale of preferred stock and warrants was pursuant to a Securities Purchase Agreement, dated December 18, 2006, by and between the Company and the Purchasers. On December 19, 2006, the Company issued a press release announcing the private placement. Forms of the Securities Purchase Agreement and the warrants and a copy of the press release are attached to this Form 8-K as exhibits.

Pursuant to the Securities Purchase Agreement, each holder of the preferred stock will have the right, at the option of the holder at any time, to convert shares of the preferred stock into shares of the Company’s common stock, at a conversion ratio of 13.54387, subject to adjustment for stock splits, stock dividends and the like. The Company will have the right to require conversion if the closing price of its common stock has been above $5.00 for 30 consecutive trading days.

In the event of any liquidation or winding up of the Company, each holder of the preferred stock will be entitled to receive in preference to the holders of common stock, the price per share paid for the preferred stock. The rights of the holders of the Preferred Stock are set forth in the Amended and Restated Certificate of Designations, which is an exhibit to this Form 8-K.

The Company has agreed to use its best efforts to promptly register the shares of common stock issuable upon conversion of the preferred stock or exercise of the warrants, on a resale registration statement.

Item 3.02	Unregistered Sales of Equity Securities.

The description of the issuance of securities under Item 1.01 above is hereby incorporated by reference.

The Company issued the securities described above pursuant to Section 4(2) and Rule 506 under the Securities Act of 1933, and in reliance on similar exemptions under applicable state securities laws.

Item 3.03	Material Modification to Rights of Security Holders.

On December 18, 2006 the certificate of designations of the Company’s Convertible Preferred Class A Stock was amended and restated to provide for the issuance of an additional 312,009 shares (for a total of 1,812,009 authorized shares). The Amended and Restated Certificate of Designations was filed with the Secretary of State of the State of Delaware on December 18, 2006.

Item 9.01	Financial Statements Exhibits

(d) Exhibits

3.7	Amended and Restated Certificate of Designations of Convertible Preferred Class A Stock.

4.8	Form of Securities Purchase Agreement dated December 18, 2006, between Registrant and purchasers of securities.

4.9	Form of Warrant issued pursuant to the Securities Purchase Agreement, dated December 18, 2006, between Registrant and purchasers of securities.

99.1	Press Release issued December 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENFOLD CORPORATION Registrant

Date: December 22, 2006	By:	/s/ Robert P. Hughes
Robert P. Hughes Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.7	Amended and Restated Certificate of Designations of Convertible Preferred Class A Stock.

4.8	Form of Securities Purchase Agreement dated December 18, 2006, between Registrant and purchasers of securities.

4.9	Form of Warrant issued pursuant to the Securities Purchase Agreement, dated December 18, 2006, between Registrant and purchasers of securities.

99.1	Press Release issued December 19, 2006.